As filed with the Securities and Exchange Commission on February 10, 2005

Registration No. 333-118253

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 5

To

Form S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ECC Capital Corporation

(Exact Name of Registrant as Specified in Governing Instruments)

1833 Alton Parkway

Irvine, California 92606

(949) 856-8300

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Shabi S. Asghar

President and Co-Chief Executive Officer

1833 Alton Parkway

Irvine, California 92606

(949) 856-8300

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

William J. Cernius, Esq. Jeevan B. Gore, Esq. Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925 (714) 540-1235	Jay L. Bernstein, Esq. Andrew S. Epstein, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019-6131 (212) 878-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CONTENTS

PART II
Information Not Required by the Prospectus
Item 31. Other Expenses of Issuance and Distribution
Item 32. Sales to Special Parties
Item 33. Recent Sales of Unregistered Securities
Item 34. Indemnification of Directors and Officers
Item 35. Treatment of Proceeds from Stock Being Registered
Item 36. Financial Statements and Exhibits
Item 37. Undertakings
Signatures
Exhibit Index
1.1
10.36
10.40
10.41
10.48
10.49

The purpose of this Amendment No. 5 to the Registration Statement is solely to file certain exhibits to the Registration Statement as set forth below in Item 36(b) of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution

The following table itemizes the expenses incurred by us in connection with this offering. All amounts are estimated except for the SEC registration fee and the NYSE listing fee.

SEC registration fee	$63,350
NASD fee	30,500
NYSE fee	250,000
Printing and engraving expenses	650,000
Legal fees and expenses	1,500,000
Accounting fees and expenses	250,000
Transfer agent and registrar fees and expenses	50,000
Miscellaneous	500,000

Total	$3,293,850

Item 32.    Sales to Special Parties

Not applicable.

Item 33.    Recent Sales of Unregistered Securities

Except for the sale, in a private placement transaction under Section 4(2) of the Securities Act, of 100 shares to Encore Credit at an aggregate price of $1.0 million in connection with our incorporation in April 2004, there have been no sales of unregistered securities by us in the last three years.

Item 34.    Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty which is established by a final judgment and which is material to the cause of action.

Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter permits us and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of ours and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of us in any of the capacities described above and any employee or agent of us or our predecessors.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made, or threatened to be made, a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.    Treatment of Proceeds from Stock Being Registered

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.    Financial Statements and Exhibits

(a)    Financial Statements, all of which are included in the Prospectus:

See Index to Financial Statements.

(b)    Exhibits

1.1	Form of Underwriting Agreement

2.1	Form of Agreement and Plan of Merger†

3.1	Articles of Incorporation†

3.2	Form of Articles of Amendment and Restatement†

3.3	Bylaws†

3.4	Form of Amended and Restated Bylaws†

4.1	Form of Common Stock Certificate†

5.1	Opinion of Venable LLP regarding the validity of the securities being registered†

8.1	Opinion of Latham & Watkins LLP regarding tax matters†

10.1	Master Repurchase Agreement, dated as of June 30, 2004, by and between CDC Mortgage Capital Inc. and Encore Credit Corp.†

10.2	Amendment No. 1 to Master Repurchase Agreement, dated as of November 10, 2004, by and between IXIS Real Estate Capital, Inc., formerly known as CDC Mortgage Capital Inc., and Encore Credit Corp.†

10.3	Amendment No. 2 to Master Repurchase Agreement, dated as of January 13, 2005, by and between IXIS Real Estate Capital, Inc. and Encore Credit Corp.†

10.4	Waiver and Amendment to the Master Repurchase Agreement, dated as of January 20, 2005, by and between IXIS Real Estate Capital, Inc. and Encore Credit Corp.†

10.5	Revolving Credit and Security Agreement, dated as of May 13, 2002, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.6	Amendment No. 2 to Revolving Credit and Security Agreement, dated as of December 13, 2002, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.7	Amendment No. 3 to Revolving Credit and Security Agreement, dated as of March 1, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.8	Amendment No. 4 to Revolving Credit and Security Agreement, dated as of April 2, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.9	Amendment No. 5 to Revolving Credit and Security, dated as of July 30, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.10	Amendment No. 6 to Revolving Credit and Security, dated as of August 25, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.11	Commitment Letter, dated as of May 13, 2002, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.12	Amendment No. 1 to Commitment Letter, dated as of April 10, 2003, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.13	Amendment No. 2 to Commitment Letter, dated as of July 25, 2003, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.14	Amendment No. 3 to Commitment Letter, dated as of September 12, 2003, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.15	Amendment No. 4 to Commitment Letter, dated as of August 20, 2003, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.16	Renewal of Commitment Letter, dated as of November 14, 2003, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.17	Amendment No. 1 to Renewal of Commitment Letter, dated as of March 15, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.18	Amendment No. 2 to Renewal of Commitment Letter, dated as of May 21, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.19	Amendment No. 3 to Renewal of Commitment Letter, dated as of July 30, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.20	Amendment No. 4 to Renewal of Commitment Letter, dated as of August 25, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.21	Amendment No. 5 to Renewal of Commitment Letter, dated as of November 5, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.22	Amendment No. 6 to Renewal of Commitment Letter, dated as of November 5, 2004, by and among Countrywide Warehouse Lending, Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation†

10.23	Amendment No. 7 to Renewal of Commitment Letter, dated as of December 7, 2004, by and among Countrywide Warehouse Lending, Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation†

10.24	Amendment No. 8 to Renewal of Commitment Letter, dated as of December 20, 2004, by and among Countrywide Warehouse Lending, Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation†

10.25	Amendment No. 9 to Renewal of Commitment Letter, dated as of December 30, 2004, by and among Countrywide Warehouse Lending, Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation†

10.26	Mortgage Loan Purchase Agreement, dated as of June 20, 2003, by and between Encore Credit Corp. and Countrywide Home Loans, Inc.†

10.27	Amended and Restated Committed Note Purchase and Security Agreement, dated as of December 3, 2004, by and among Encore SPV I, UBS Real Estate Securities Inc., as Purchaser, each Noteholder and UBS Real Estate Securities Inc., as agent†

10.28	Master Asset Purchase Agreement, dated as of May 1, 2004, by and between Encore Credit Corp. and UBS Real Estate Securities Inc.†

10.29	Loan Purchase Agreement, dated as of August 1, 2002, by and between Encore Credit Corp. and Encore SPV I†

10.30	Amendment No. 1 to Loan Purchase Agreement, dated as of July 30, 2004, by and between Encore Credit Corp. and Encore SPV I†

10.31	Omnibus Amendment No. 1 to the Note Purchase Agreement and Amendment No. 2 to the Loan Purchase Agreement, dated as of January 18, 2005, by and among Encore SPV I, Encore Credit Corp., Bravo Credit Corporation, ECC Capital Corporation, Deutsche Bank National Trust Company and UBS Real Estate Securities Inc.†

10.32	Securities Purchase Agreement, dated as of September 1, 2004, by and among Encore SPV Trust III, Encore Credit Corp., Wachovia Bank, National Association, as the initial note purchaser, Everen Capital Corporation and Wachovia Capital Markets, LLC†

10.33	Master Mortgage Loan Sale and Contribution Agreement, dated as of September 1, 2004, by and between Encore SPV Trust III and Encore Credit Corp.†

10.34	Master Repurchase Agreement, dated as of December 1, 2004, by and among Wachovia Bank, National Association, ECC Capital Corporation and Encore Credit Corp.†

10.35	Amendment No. 1 to the Master Repurchase Agreement, dated as of January 5, 2005, by and among ECC Capital Corporation, Encore Credit Corp. and Wachovia Bank, National Association†

10.36	Amendment No. 2 to the Master Repurchase Agreement, dated January 26, 2005, by and among ECC Capital Corporation, Encore Credit Corp. and Wachovia Bank, National Association

10.37	Termination Agreement, dated as of August 6, 2004, by and between Encore Credit Corp. and Residential Funding Corporation†

10.38	Commercial Lease, dated as of May 5, 2003, by and between Danari Alton, LLC and Encore Credit Corp. for property located at 1833 Alton Parkway, Irvine, California†

10.39	Form of 2004 Incentive Award Plan†

10.40	Form of Stock Option Grant Notice and Non-Qualified Stock Option Agreement

10.41	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement

10.42	Form of Employment Agreement by and between Steven G. Holder and ECC Capital Corporation†

10.43	Form of Employment Agreement by and between Shahid S. Asghar and ECC Capital Corporation†

10.44	Form of Employment Agreement by and between John Kohler and ECC Capital Corporation†

10.45	Form of Employment Agreement by and between Roque A. Santi and ECC Capital Corporation†

10.46	Form of Employment Agreement by and between Steven Szyptek and ECC Capital Corporation†

10.47	Form of Employment Agreement by and between Greg Lubushkin and ECC Capital Corporation†

10.48	Form of Stock Purchase Agreement by and among ECC Capital Corporation, Encore Credit Corp. and Friedman, Billings, Ramsey Group, Inc.

10.49	Form of Registration Rights Agreement by and between ECC Capital Corporation, Friedman, Billings, Ramsey Group, Inc. and Milestone Advisors LLC

21.1	List of Subsidiaries†

23.1	Consent of Venable LLP (included as part of Exhibit 5.1)†

23.2	Consent of Latham & Watkins LLP (included as part of Exhibit 8.1)†

23.3	Consent of Grant Thornton LLP†

23.4	Consent of Grant Thornton LLP†

24.1	Power of Attorney (included on signature page)†

†	previously filed

Item 37.    Undertakings

The Registrant hereby undertakes:

(1)    For purposes of determining any liability under the Securities Act of 1933, as amended (the “Act”), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(4)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 8, 2005.

ECC CAPITAL CORPORATION

By:	/s/ STEVEN G. HOLDER
Steven G. Holder
Chairman and Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ STEVEN G. HOLDER Steven G. Holder	Co-Chief Executive Officer and Chairman (Principal Executive Officer)	February 8, 2005

/s/ SHAHID S. ASGHAR* Shahid S. Asghar	Co-Chief Executive Officer, President and Director	February 8, 2005

/s/ ROQUE A. SANTI* Roque A. Santi	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 8, 2005

/s/ GREG LUBUSHKIN* Greg Lubushkin	Chief Accounting Officer (Principal Accounting Officer)	February 8, 2005

/s/ JAMES R. BRAZIL* James R. Brazil	Director	February 8, 2005

/s/ DOUGLAS INGRAM* Douglas Ingram	Director	February 8, 2005

/s/ WILLIAM JACOBY* William Jacoby	Director	February 8, 2005

/s/ JAMES ROLLANS* James Rollans	Director	February 8, 2005

*  By Steven G. Holder

EXHIBIT INDEX

1.1	Form of Underwriting Agreement

2.1	Form of Agreement and Plan of Merger†

3.1	Articles of Incorporation†

3.2	Form of Articles of Amendment and Restatement†

3.3	Bylaws†

3.4	Form of Amended and Restated Bylaws†

4.1	Form of Common Stock Certificate†

5.1	Opinion of Venable LLP regarding the validity of the securities being registered†

8.1	Opinion of Latham & Watkins LLP regarding tax matters†

10.1	Master Repurchase Agreement, dated as of June 30, 2004, by and between CDC Mortgage Capital Inc. and Encore Credit Corp.†

10.2	Amendment No. 1 to Master Repurchase Agreement, dated as of November 10, 2004, by and between IXIS Real Estate Capital, Inc., formerly known as CDC Mortgage Capital Inc., and Encore Credit Corp.†

10.3	Amendment No. 2 to Master Repurchase Agreement, dated as of January 13, 2005, by and between IXIS Real Estate Capital, Inc. and Encore Credit Corp.†

10.4	Waiver and Amendment to the Master Repurchase Agreement, dated as of January 20, 2005, by and between IXIS Real Estate Capital, Inc. and Encore Credit Corp.†

10.5	Revolving Credit and Security Agreement, dated as of May 13, 2002, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.6	Amendment No. 2 to Revolving Credit and Security Agreement, dated as of December 13, 2002, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.7	Amendment No. 3 to Revolving Credit and Security Agreement, dated as of March 1, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.8	Amendment No. 4 to Revolving Credit and Security Agreement, dated as of April 2, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.9	Amendment No. 5 to Revolving Credit and Security, dated as of July 30, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.10	Amendment No. 6 to Revolving Credit and Security, dated as of August 25, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.11	Commitment Letter, dated as of May 13, 2002, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.12	Amendment No. 1 to Commitment Letter, dated as of April 10, 2003, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.13	Amendment No. 2 to Commitment Letter, dated as of July 25, 2003, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.14	Amendment No. 3 to Commitment Letter, dated as of September 12, 2003, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.15	Amendment No. 4 to Commitment Letter, dated as of August 20, 2003, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.16	Renewal of Commitment Letter, dated as of November 14, 2003, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.17	Amendment No. 1 to Renewal of Commitment Letter, dated as of March 15, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.18	Amendment No. 2 to Renewal of Commitment Letter, dated as of May 21, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.19	Amendment No. 3 to Renewal of Commitment Letter, dated as of July 30, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.20	Amendment No. 4 to Renewal of Commitment Letter, dated as of August 25, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.21	Amendment No. 5 to Renewal of Commitment Letter, dated as of November 5, 2004, by and between Countrywide Warehouse Lending and Encore Credit Corp.†

10.22	Amendment No. 6 to Renewal of Commitment Letter, dated as of November 5, 2004, by and among Countrywide Warehouse Lending, Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation†

10.23	Amendment No. 7 to Renewal of Commitment Letter, dated as of December 7, 2004, by and among Countrywide Warehouse Lending, Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation†

10.24	Amendment No. 8 to Renewal of Commitment Letter, dated as of December 20, 2004, by and among Countrywide Warehouse Lending, Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation†

10.25	Amendment No. 9 to Renewal of Commitment Letter, dated as of December 30, 2004, by and among Countrywide Warehouse Lending, Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation†

10.26	Mortgage Loan Purchase Agreement, dated as of June 20, 2003, by and between Encore Credit Corp. and Countrywide Home Loans, Inc.†

10.27	Amended and Restated Committed Note Purchase and Security Agreement, dated as of December 3, 2004, by and among Encore SPV I, UBS Real Estate Securities Inc., as Purchaser, each Noteholder and UBS Real Estate Securities Inc., as agent†

10.28	Master Asset Purchase Agreement, dated as of May 1, 2004, by and between Encore Credit Corp. and UBS Real Estate Securities Inc.†

10.29	Loan Purchase Agreement, dated as of August 1, 2002, by and between Encore Credit Corp. and Encore SPV I†

10.30	Amendment No. 1 to Loan Purchase Agreement, dated as of July 30, 2004, by and between Encore Credit Corp. and Encore SPV I†

10.31	Omnibus Amendment No. 1 to the Note Purchase Agreement and Amendment No. 2 to the Loan Purchase Agreement, dated as of January 18, 2005, by and among Encore SPV I, Encore Credit Corp., Bravo Credit Corporation, ECC Capital Corporation, Deutsche Bank National Trust Company and UBS Real Estate Securities Inc.†

10.32	Securities Purchase Agreement, dated as of September 1, 2004, by and among Encore SPV Trust III, Encore Credit Corp., Wachovia Bank, National Association, as the initial note purchaser, Everen Capital Corporation and Wachovia Capital Markets, LLC†

10.33	Master Mortgage Loan Sale and Contribution Agreement, dated as of September 1, 2004, by and between Encore SPV Trust III and Encore Credit Corp.†

10.34	Master Repurchase Agreement, dated as of December 1, 2004, by and among Wachovia Bank, National Association, ECC Capital Corporation and Encore Credit Corp.†

10.35	Amendment No. 1 to the Master Repurchase Agreement, dated as of January 5, 2005, by and among ECC Capital Corporation, Encore Credit Corp. and Wachovia Bank, National Association†

10.36	Amendment No. 2 to the Master Repurchase Agreement, dated January 26, 2005, by and among ECC Capital Corporation, Encore Credit Corp. and Wachovia Bank, National Association

10.37	Termination Agreement, dated as of August 6, 2004, by and between Encore Credit Corp. and Residential Funding Corporation†

10.38	Commercial Lease, dated as of May 5, 2003, by and between Danari Alton, LLC and Encore Credit Corp. for property located at 1833 Alton Parkway, Irvine, California†

10.39	Form of 2004 Incentive Award Plan†

10.40	Form of Stock Option Grant Notice and Non-Qualified Stock Option Agreement

10.41	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement

10.42	Form of Employment Agreement by and between Steven G. Holder and ECC Capital Corporation†

10.43	Form of Employment Agreement by and between Shahid S. Asghar and ECC Capital Corporation†

10.44	Form of Employment Agreement by and between John Kohler and ECC Capital Corporation†

10.45	Form of Employment Agreement by and between Roque A. Santi and ECC Capital Corporation†

10.46	Form of Employment Agreement by and between Steven Szyptek and ECC Capital Corporation†

10.47	Form of Employment Agreement by and between Greg Lubushkin and ECC Capital Corporation†

10.48	Form of Stock Purchase Agreement by and among ECC Capital Corporation, Encore Credit Corp. and Friedman, Billings, Ramsey Group, Inc.

10.49	Form of Registration Rights Agreement by and between ECC Capital Corporation, Friedman, Billings, Ramsey Group, Inc. and Milestone Advisors LLC

21.1	List of Subsidiaries†

23.1	Consent of Venable LLP (included as part of Exhibit 5.1)†

23.2	Consent of Latham & Watkins LLP (included as part of Exhibit 8.1)†

23.3	Consent of Grant Thornton LLP†

23.4	Consent of Grant Thornton LLP†

24.1	Power of Attorney (included on signature page)†

†	previously filed